UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Brickell Biotech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On March 15, 2021, Brickell Biotech, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 19, 2021. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on March 15, 2021. On March 25, 2021, Alliance Advisors LLC, the Company’s proxy solicitor, will begin (i) mailing reminder to vote letters to certain of the Company’s stockholders (the “Reminder Letters”), and (ii) disseminating audio recordings (the “Recordings”) made by the Company’s Chief Executive Officer to certain of the Company’s stockholders by telephone. Below are copies of the Reminder Letters and the scripts of the Recordings.

Letter #1

Alliance™ ADVISORS
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
P: 973.873.7700
F: 973.338.1430
www.allianceadvisors.com

BrickellBio

Date

Reminder

Dear Brickell Biotech, Inc. Stockholder:

We have been unable to reach you regarding an important matter relating to your investment with **Brickell Biotech, Inc.** Please contact me directly at **833-550-0985** with any questions you may have.

Alternatively, you can email at melissacarlson@allianceadvisors.com to schedule a convenient time for us to call you.

We are reaching out to you because Brickell Biotech, Inc. retained us to contact their stockholders regarding their investment.

Sincerely,

Melissa Carlson

Melissa Carlson

Vice President

The Shareholder Communication Strategists
Copyright © 2021 by Alliance Advisors, LLC. ALL RIGHTS RESERVED

Letter #2

Alliance™ ADVISORS

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
P: 973.873.7700
F: 973.338.1430
www.allianceadvisors.com

BrickellBio

Date

IMPORTANT NOTICE

Dear Brickell Biotech Inc. Stockholder:

We have been unable to reach you regarding your vote for the upcoming Annual Meeting of Stockholders that is scheduled for April 19, 2021.

As records indicate that your account is currently unvoted. Your vote is important no matter how many shares you own.

Brickell's Board of Directors recommends that you vote "FOR" all of the proposals and we are contacting you to assist you with voting your shares. Voting is easy, you can vote by calling Alliance Advisors toll-free at 833-550-0985. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Alternatively, if you wish you can email me your voting instructions at melissacarlson@allianceadvisors.com.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

We are reaching out to you because Brickell Biotech, Inc. retained us to contact their stockholders regarding their investment.

Sincerely,

Melissa Carlson

Melissa Carlson

Vice President

The Shareholder Communication Strategists
Copyright © 2021 by Alliance Advisors, LLC. ALL RIGHTS RESERVED

Script for Recording #1
Hello, this is Robert Brown, CEO of Brickell Biotech. I am calling regarding your investment with Brickell. Over the next week, you will receive an important set of materials about our upcoming Annual Meeting of Stockholders. When you receive the material, please review them and vote your shares. Brickell’s Board of Directors recommends that you vote FOR all proposals and we greatly appreciate your support. You may reach our proxy solicitor, Alliance Advisors at 833-550-0985 if you have questions. Thank you in advance for your vote, and thank you for being a valued stockholder.

Script for Recording #2
Hello, this is Robert Brown, CEO of Brickell Biotech. I am calling to request that you vote your shares for our upcoming Annual Meeting of Stockholders.
The Annual Meeting is scheduled to take place April 19, 2021. By now, you should have received your proxy materials and may have been contacted by our proxy solicitor, Alliance Advisors. We encourage you to review the proxy statement and vote your shares today.
If you are ready to vote your shares now, you can press 1 to be connected to a live agent who can take your vote on a recorded line. If you are listening to this message on your voicemail, feel free to call 833-550-0985 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time to vote your shares. Thank you in advance for your vote, and thank you for being a valued stockholder.